EXHIBIT 23.6

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of CoreComm Limited on Form S-8 of our report dated March 9, 1998, relating to the consolidated financial statements of USN Communications, Inc. and subsidiaries for the year ended December 31, 1997, appearing in CoreComm Limited's Registration Statement on Form S-3 (File No. 333-90113), which was incorporated by reference in CoreComm Limited's Registration Statement on Form S-4 (File No. 333-44028).

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois
September 28, 2000